                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Ventura County National Bancorp
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                   [LOGO OF VENTURA COUNTY NATIONAL BANCORP]
                              500 Esplanade Drive
                           Oxnard, California 93030

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 3, 1995

TO THE SHAREHOLDERS OF VENTURA COUNTY NATIONAL BANCORP:

     The Annual Meeting of Shareholders (the "Meeting") of Ventura County National Bancorp (the "Company") will be held at The Radisson Suite Hotel at River Ridge, 2101 W. Vineyard, Oxnard, California on May 3, 1995 at 6:00 p.m. for the following purposes:

     1. To elect the following three persons to the Board of Directors (Class I directors) to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified:

                         Michael Antin
                         James M. Davis
                         Raymond E. Swift

     2. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 17, 1995 will be entitled to vote at the Meeting or any adjournment thereof.

     The Bylaws of the Company set forth the following procedures for nominations to the Board of Directors:

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors. Notice of intention to make any nominations (other than for persons named in the notice of any meeting called for the election of Directors) is required to be made in writing and to be delivered or mailed to the President of the Company by the later of: (i) the close of business 21 days prior to any meeting of shareholders called for the election of directors, or (ii) 10 days after the date of mailing of notice of the meeting to shareholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; and, (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.


                                    By Order of the Board of Directors



                                    Nancy Jackson, Secretary

April 6, 1995

YOU ARE URGED TO VOTE BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF YOUR PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREHOLDERS

                                      OF

                        VENTURA COUNTY NATIONAL BANCORP

                                  MAY 3, 1995

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1995 Annual Meeting of Shareholders (the "Meeting") of Ventura County National Bancorp (the "Company") to be held on May 3, 1995 at 6:00 p.m. at The Radisson Suite Hotel at River Ridge, 2101 W. Vineyard, Oxnard, California, and at any and all adjournments thereof.

  It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Meeting on or about April 6, 1995.

REVOCABILITY OF PROXIES

  A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, a Proxy will be revoked if the shareholder executing such Proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxies in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

PERSONS MAKING THE SOLICITATION

  This solicitation of Proxies is being made by the board of directors of the Company. The proxy holders are Nancy Jackson and Simone Lagomarsino who are members of the Company's management. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company and its subsidiaries, Ventura County National Bank ("Ventura") and Frontier Bank, N.A. ("Frontier") may solicit Proxies personally or by telephone without receiving special compensation therefore. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it advisable.

                               VOTING SECURITIES

  There were issued and outstanding 6,333,835 shares of the Company's common stock ("Common Stock") on March 17, 1995 which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of the Company's common stock will be entitled to one vote, in person or by Proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

The effect of abstentions and broker nonvotes is that such votes are not counted as being voted; however, such votes are counted for purposes of determining a quorum.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Management of the Company knows of no person, other than Mr. Raymond E. Swift, a director of the company and the Company's 401(k)/Employee Stock Ownership Trust (the "ESOP Trust"), who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of the Company's common stock. Mr. Swift's business address is 400 South B Street, Oxnard, CA 93030. The address of the ESOP Trust is in care of the Company, 500 Esplanade Drive, Oxnard, California 93030. The following table sets forth, as of March 17, 1995, the number and percentage of shares of the Company's outstanding common stock beneficially owned, directly or indirectly, by each of the Company's directors, principal shareholders and by the directors and officers of the Company as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, principal shareholder or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 17, 1995.

  Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

                                        Amount and Nature of         Percent
Beneficial Owner                      Beneficial Ownership #      of Class %
- ----------------                      ----------------------      ----------
DIRECTORS AND MANAGEMENT:
Michael Antin........................         77,211(1)                 1.21
Ralph R. Bennett.....................         85,592(2)                 1.34
Richard S. Cupp......................         25,578(3)                 *
James M. Davis.......................         17,394(4)                 *
Bart M. Hackley, Jr. ................         18,484(5)                 *
W. E. Hartman........................        205,104(6)                 3.21
James B. Hussey......................        122,852(7)                 1.92
Richard A. Lagomarsino...............        100,007(8)                 1.56
Zella A. Rushing.....................          6,993(9)                 *
Raymond E. Swift.....................        327,793(10)                5.12

Total for Directors and Officers
  (numbering 16).....................        992,906(11)               15.52

PRINCIPAL SHAREHOLDERS:
Ventura County National Bancorp              415,854(12)                6.34
401(k)/Employee Stock Ownership Trust**

- ----------------------
*    Less than 1%
**   Dai-Ichi Kangyo Bank of California is the trustee of such trust.
(1) Mr. Antin has sole voting and investment powers as to 72,839 shares. The number of shares includes 4,372 shares acquirable by the exercise of stock options.
(2) Mr. Bennett has sole voting and investment power as to 5,693 shares and shared voting and investment power as to 77,649 shares. The number of shares includes 2,250 shares acquirable by the exercise of stock options.
(3) Mr. Cupp has sole voting and investment power as to 3,016 shares. The number of shares includes 22,562 shares acquirable by the exercise of stock options. Mr. Cupp's option agreement contains antidilution provisions pursuant to which the number of shares of Common Stock that are issuable upon the exercise of such option would be increased in the event the Company issues additional shares.
(4) Mr. Davis has sole voting and investment power as to 13,022 shares. The number of shares includes 4,372 shares acquirable by the exercise of stock options. (footnotes continued)

(5) Mr. Hackley has sole voting and investment powers as to 11,423 shares and shared voting and investment power as to 3,484 shares. The number of shares includes 3,577 shares acquirable by the exercise of stock options.
(6) Mr. Hartman has sole voting and investment powers as to 50,314 shares and shared voting and investment powers as to 148,430 shares. The number of shares includes 6,360 shares acquirable by the exercise of stock options.
(7) Mr. Hussey has sole voting and investment power as to 62,046 shares and shared voting and investment power as to 56,434 shares. The number of shares includes 4,372 shares acquirable by the exercise of stock options.
(8) Mr. Lagomarsino has shared voting and investment power as to 93,647 shares. The number of shares includes 6,360 shares acquirable by the exercise of stock options.
(9) Ms. Rushing has sole voting and investment power as to 4,873 shares. The number of shares includes 2,120 shares acquirable by the exercise of stock options.
(10) Mr. Swift has sole voting and investment power as to 315,825 shares and shared voting and investment power as to 4,412 shares. The number of shares includes 6,360 shares acquirable by the exercise of stock options.
(11) Includes 63,705 shares acquirable by the exercise of stock options.
(12) Under the terms of the ESOP Trust, shares of the Common Stock of the Company are held in trust by the trustee under the ESOP Trust ("Trustee"), for the exclusive benefit of the participants. The Trustee is the record holder of the Common Stock held by the ESOP Trust; however, the Committee of the 401(k)/ESOP (the "ESOP Committee"), which consists of eight members, gives the Trustee investment instructions with respect to all of the ESOP Trust assets and voting instructions with respect to those shares held by the ESOP Trust for which the voting rights have not passed through to participants. At March 13, 1995, the Trustee held 185,840 shares of Common Stock in a suspense account as collateral for a loan to the Trustee (the "ESOP Loan"), the proceeds of which were used to fund part of the purchase of shares of Common Stock for the ESOP Trust, and 270,860 shares of Common Stock have been allocated to the accounts of the participants. Although the members of the ESOP Committee share among themselves as committee members (i) all of the voting power with respect to the 185,840 shares held in the suspense account and (ii) dispositive power, subject to the terms of the ESOP, over all of the shares held by the ESOP Trust and, therefore, pursuant to the applicable regulations promulgated pursuant to the Exchange Act are technically the beneficial owners of such shares, the actual beneficial owners are the employees who participate in the ESOP. The members of the ESOP Committee, therefore, disclaim beneficial ownership of such shares held in trust which are otherwise attributable to them by virtue of serving on such ESOP Committee.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and more than ten-percent stockholders are required by Securities Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during 1994 its officers and directors complied with all filing requirements applicable to them.


                             ELECTION OF DIRECTORS

   The Company's Bylaws provide that the number of directors of the Company shall be not less than seven (7) nor more than thirteen (13) until changed by an amendment to the Bylaws adopted by the Company's shareholders. The Bylaws further provide that the exact number of directors shall be ten (10) until changed by a Bylaw amendment duly adopted by either the Company's shareholders or its board of directors.

   The Company's Bylaws provide for a classified board of directors with three directors (out of a present total of ten) to be elected at the 1995 annual meeting to serve three-year terms expiring at the 1998 annual meeting and until their respective successors are elected and qualified. Directors elected at the Meeting will serve as Class I directors.

     The nominees named below, all of whom are currently Class I members of the Company's board of directors whose terms expire this year, have been nominated for election as directors to serve until the 1998 annual meeting and until their respective successors are elected and qualified. The three nominees for directors receiving the most votes will be elected directors. Unless otherwise directed, votes will be cast by the proxyholders in such a way to effect, if possible, the election of the three nominees named herein. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Company's board of directors. The Company's board of directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

     North Phoenix Investors, Ltd. is a California partnership of which Mr. Michael Antin was the general partner, until November 1992, at which time Mr. Antin was replaced as general partner. In 1993 the new general partner filed for bankruptcy on behalf of the partnership, which bankruptcy was dismissed in 1995.

     The following table sets forth as of March 17, 1995, the names of and certain information concerning (i) the persons nominated by the Company's board of directors for election as Class I directors of the Company and (ii) persons continuing as directors of the Company.

                               Year First
                               Appointed           Principal Occupation
Name and Title            Age   Director        During the Past Five Years
- --------------            ---  ----------  -----------------------------------
NOMINEES:
- ---------
Michael Antin              56     1986     Attorney and President of the law
   Director                                firm of Antin & Taylor, a law
                                           corporation.

James M. Davis             56     1986     Certified Public Accountant and
   Director                                partner in the accounting firm of
                                           Davis and LeGate.

Raymond E. Swift           64     1989     Self-employed; Chairman, Swift
   Director                                Financial Corp., (investments);
                                           Chairman, Swiftwood Corp., (real
                                           estate investments).

CONTINUING DIRECTORS:
- ---------------------
Ralph R. Bennett           66     1992     Insurance broker and Vice President
   Director                                with Andreini and Co.

Richard S. Cupp            54     1993     President/CEO of the Company since
   President/Chief                         July 1993; President/CEO of Ventura
   Executive Officer                       since August, 1993. Independent
   and Director                            bank consultant 1992 to 1993.
                                           Executive Vice President at CalFed,
                                           Inc. 1984-1992.

Bart M. Hackley, Jr.       50     1987     Certified Public Accountant and
   Director                                Executive Director of the Johnny
                                           Mercer Foundation.

W. E. Hartman              61     1984     President of Taft Electric Co.,
   Director                                (electrical contractors).

James B. Hussey            58     1986     Owner, Jim Hussey Insurance;
   Chairman                                President, Great American Trading Co.

Richard A. Lagomarsino     63     1984     President, Lagomarsino's (beer and
   Director                                wine distributor).

Zella A. Rushing/1/        54     1993     Retired.  Chairman of the Board,
   Director                                H & H Oil Tool Co., Inc., oil tool
                                           maintenance company until 1993.
                                           Previously a director of the Company
                                           from 1984 to 1992.

     None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company acting within their capacities as such. There are no family relationships between any of the directors and executive officers of the Company. None of the directors or officers of the Company serve as directors of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

- -----------------------
      /1/Ms. Rushing was appointed to fill the director position that was vacant after the resignation of W. E. McAleer in 1993.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's board of directors met 17 times during 1994. All directors attended at least 75 percent of all board of directors and committee meetings of the Company which they served on and were held during 1994.

     The Committees are composed of members of the board of directors of the Company as follows:

EXECUTIVE COMMITTEE                    COMPENSATION COMMITTEE

James B. Hussey, Chairman              Zella A. Rushing, Chairman
Richard S. Cupp                        Ralph R. Bennett
James M. Davis                         James B. Hussey
Richard A. Lagomarsino                 Raymond E. Swift

AUDIT REVIEW COMMITTEE                 NOMINATING COMMITTEE

James M. Davis, Chairman               W. E. Hartman, Chairman
Michael Antin                          Michael Antin
Ralph R. Bennett                       Bart M. Hackley, Jr.
Bart M. Hackley, Jr.                   James B. Hussey
                                       Raymond E. Swift

STRATEGIC PLANNING COMMITTEE

Richard S. Cupp, Chairman
Michael Antin
James M. Davis
W. E. Hartman
James B. Hussey
Zella A. Rushing

     The functions of the Audit Review Committee, which met five times in 1994, are to review the scope, planning and results of the audits and examinations of the Company and its subsidiaries. The functions of the Compensation Committee, which met four times in 1994, are to consider new officers of the Company, Ventura and Frontier, to determine the compensation of the president and chief executive officer of the Company, the amount of bonuses, if any, to be distributed to officers of the Company and Ventura under the Company's incentive bonus plan, and to review and report to the full Ventura and Frontier Boards its recommendations relative to employee benefit programs. The function of the Nominating Committee is to recommend nominees for director positions on the Company's board of directors and appointees to the boards of directors of Ventura and Frontier. The Nominating Committee will consider nominees recommended by shareholders for election to the Board of Directors. The names of proposed nominees should be submitted in writing to the Secretary of the Company, together with relevant biographical data not later than January 31st of each year. The Committee seeks qualified, dedicated and highly regarded individuals with experience that would be helpful to the Company and who would represent the best interests of the Company and the shareholders. The Nominating Committee met one time during 1994. The functions of the Strategic Planning Committee, which met during board of directors' meetings throughout 1994 with full participation of the entire board, are to discuss and propose guidelines for capital planning, the selection of merger and/or acquisition candidates and all issues related to plans for long-term growth of the Company.

EXECUTIVE OFFICERS

     The following table sets forth information concerning executive officers of the Company and certain executive officers of Ventura County National Bank ("Ventura") and Frontier Bank, N.A. ("Frontier"), the Company's two subsidiaries.

                                       Position and Principal Occupation
      Name             Age                     For the Past 5 Years
     ----              ---             ---------------------------------
Richard S. Cupp        54   President and CEO of the Company since July, 1993
                            and President and CEO of Ventura since August,
                            1993.  Independent bank consultant from 1992 to
                            1993.  Mr. Cupp was formerly an Executive Vice
                            President at CalFed, Inc. from 1984 to 1992.

Francis J. Kahawai     53   Chief Credit Officer of Frontier.  Prior to
                            joining Frontier, Mr. Kahawai had been Senior Vice
                            President/Chief Credit Officer of One Central Bank
                            since 1989.

Kathleen L. Kellogg    41   President and CEO of Frontier since November 1994.
                            Ms. Kellogg was formerly Senior Vice President and
                            Division Manager--Commercial and Business Lending
                            of California Federal Bank from 1989 to March 1994.

Nancy Jackson          54   Senior Vice President/Administration and Investor
                            Relations of the Company.  Ms. Jackson is also
                            Corporate Secretary of the Company and has been
                            with Ventura since 1982 and with the Company since
                            September, 1984.

Simone Lagomarsino     33   Senior Vice President/Chief Financial Officer of
                            the Company. Prior to joining the Company, from
                            August 1993 to March 1995, Ms. Lagomarsino was a
                            financial advisor with Prudential Securities in
                            Los Angeles.  From April 1993 to September 1993,
                            Ms. Lagomarsino was a consultant with Western
                            United National Bank. Prior to that time, Ms.
                            Lagomarsino was President and Chief Executive
                            Officer of Premier Bank, from December 1991 until
                            April 1993.  Immediately before that, Ms.
                            Lagomarsino was Executive Vice President and Chief
                            Financial Officer of Premier Bank beginning in
                            December 1990.  From June 1990 until December 1990,
                            Ms. Lagomarsino was Senior Vice President, Budgets
                            and Financial Planning for City National Bank.
                            From April 1988 until June 1990, Ms. Lagomarsino
                            held the position of Senior Vice President and
                            Chief Financial Officer, Warner Center Bank.

Carl W. Raggio         42   Executive Vice President/Chief Credit Officer with
                            Ventura since September, 1994.  Mr. Raggio was
                            Executive Vice President/Chief Operating Officer
                            and Director of CUB Funding Corporation from
                            July 1993 to June 1994.  Prior to that, Mr. Raggio
                            was Executive Vice President and Chief Credit
                            Officer of California United Bank, N.A. from
                            October 1990 to July 1993, Senior Vice President
                            and Assistant Manager, Commercial Banking of
                            Mercantile National Bank from March 1990 to
                            October 1990.

(continued below)

                                       Position and Principal Occupation
      Name             Age                     For the Past 5 Years
     ----              ---             ---------------------------------
Carol Ward             39   Chief Operating Officer of the Company, Ventura
                            and Frontier. Senior Vice President/General
                            Auditor from November 1993 to December 1994.
                            Ms. Ward was formerly Sr. Vice President/Director
                            of Risk Management at Community Bank from April
                            1990 to November 1993 and Vice President/General
                            Auditor at National Bank of Long Beach from 1988
                            to 1990.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer. There were no other executive officers of the Company whose salary and bonus exceeded $100,000 for fiscal year 1994.


                          SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                                                                  -----------------------------------
                                                   Annual Compensation                      Awards           Payouts
                                         --------------------------------------   -------------------------  --------
              (a)                        (b)        (c)       (d)         (e)            (f)       (g)          (h)          (i)
              ---                       ---        ---       ----        ----           ----     ------         ----        ----
                                                                         Other
                                                                        Annual       Restricted  Securities               All Other
                                                                        Compen-         Stock    Underlying     LTIP       Compen-
           Name and                                Salary/(2)/  Bonus    sation         Awards     Options/    Payouts      sation
      Principal Position                   Year       (S)       ($)      ($)             ($)     SARs(#)(3)     ($)          ($)
- -------------------------------------      ----   ----------- ------   -----------   ----------  ----------   -------     --------
Richard S. Cupp, President, Chief          1994    $167,500     --     $9,000/(2)/       --          --         --           --
Executive Officer of the Company and       1993      87,252     --      4,500/(2)/       --        56,408       --          $578
Ventura                                    1992       N/A       N/A        N/A           N/A        N/A         N/A         N/A

- -----------------------------
/(1)/ Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts deferred at the election of such officers.

/(2)/ This amount represents auto allowances.

/(3)/ Reflects grant of options.

     The following table contains information concerning the exercise of Options during the fiscal year ended December 31, 1994 and unexercised Options held by the Chief Executive Officer as of December 31, 1994.


                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

       (a)                 (b)                   (c)                       (d)                      (e)
       ---                 ---                   ---                       ---                      ---
                                                                        Number of               Value of
                                                                        Securities           Unexercised In-the-
                                                                        Underlying                Money
                                                                     Options/SARs at          Options/SARs at
                                                                       12/31/94(#)              12/31/94 ($)
                     Shares Acquired on     Value Realized/1/          Exercisable/             Exercisable/
Name                    Exercise (#)              ($)                Unexercisable/1/        Unexercisable/2/
- ---------------      ------------------     -----------------        ----------------        ----------------------
Richard S. Cupp             None                   N/A                     22,562/                     N/A
                                                                           22,565                      N/A

/1/  Options only.  The Company has not granted any SARS.
/2/ Market value of underlying securities at time of exercise, minus the exercise price

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company's Board of Directors in 1993 approved an Employment Agreement for Mr. Cupp which provides that he be employed by the Company for a period commencing on July 15, 1993 and continuing for a three (3) year period from said date unless sooner terminated. The Agreement further provides that should Mr. Cupp be terminated during that period without cause he will be entitled to receive severance payment in the amount of nine (9) months of his then current annual salary. The Agreement also stipulates that Mr. Cupp, or his estate, will be entitled to receive severance payment in an amount equal to nine (9) months of his annual base salary in effect at said termination in the event of his death or medical or legal disability.

     The Company's Board of Directors in 1993 also approved the salary of, and a benefit and salary continuation agreement for, Mr. Cupp which provides salary and benefit continuation to said executive, at the rate in effect at the time of the control change, for three years in the event there is a change in control of the Company and the executive does not remain in the employment of the surviving company or in the event the executive becomes disabled subsequent to the change in control. The agreement is for a term of three years and is automatically extended for an additional year on the anniversary date of the agreement unless the Company gives notice to the executive that the agreement will not be extended not later than ninety (90) days prior to said anniversary date.

     The Company's Board of Directors approved an Employment Agreement for Ms. Kellogg, which provides that she shall be employed by Frontier for a period of one year commencing December 21, 1994, and shall automatically be renewed for successive one-year terms unless sooner terminated. The Agreement further provides that should Ms. Kellogg be terminated during the term without cause, or in the event of her death or medical or legal disability, she, or her estate, shall be entitled to receive severance payments in the amount of nine (9) months of her then current annual base salary. Ms. Kellogg's agreement also provides that, in the event of a change in ownership or control of Frontier and the elimination or material change in Ms. Kellogg's position, she shall receive twelve (12) months of her then current annual base salary. Ms. Kellogg's base salary has been set at $125,000 with the opportunity to earn a bonus which is in the sole discretion of the Frontier's Board of Directors. In addition, Ms. Kellogg has been granted incentive stock options for 15,000 shares of the Company's common stock.

     The Company's Board of Directors approved an Employment Agreement for Mr. Raggio, which provides that he shall be employed by Ventura at will, but should Mr. Raggio be terminated without cause, or in the event of his death or medical or legal disability, he, or his estate, shall be entitled to receive severance payments in the amount of six (6) months of his then current annual base salary. Mr. Raggio's agreement also provides that, in the event of a change in ownership or control of Ventura, he shall receive six (6) months of his then current annual base salary. Mr. Raggio's base salary has been set at $125,000 with annual increases to be in the sole discretion of Ventura. In addition, Mr. Raggio has been granted stock options for 10,000 shares of the Company's common stock.

     The Company's Board of Directors approved an Employment Agreement for Simone Lagomarsino, which provides that she shall be employed for a period of one year commencing March 27, 1995, and shall automatically be renewed for successive one-year terms unless sooner terminated. The Agreement further provides that should Ms. Lagomarsino be terminated during the term without cause, or in the event of her death or medical or legal disability, she, or her estate, shall be entitled to receive severance payments in the amount of six (6) months of her then current annual base salary. Ms. Lagomarsino's agreement also provides that, in the event of a change in ownership or control of the Company and the elimination or material change in Ms. Lagomarsino's position, she shall receive six (6) months of her then current annual base salary. Ms. Lagomarsino's base salary has been set at $97,000. In addition, Ms. Lagomarsino has been granted incentive stock options for 10,000 shares of the Company's common stock.

COMPENSATION OF DIRECTORS

     Directors' fees of $1,000 per board meeting are paid to each non-employee director of the Company, except the Chairman who receives $1,500 per board meeting. Directors attending special meetings and other standing committee meetings which are held on a day other than the day of a regular board meeting receive $100 per meeting. A director may elect to defer his or her directors' fees into a custodial account for his or her benefit with Ventura. The deferred fees are invested in a certificate of deposit account with Ventura with interest paid at Ventura's one-year CD rate. The total amount of deferred fees are paid to a director at the earlier of the end of five years from the date the fees were first deferred or the date he or she ceases to be a director of the Company.

     Directors of the Company have ten year stock options under the Company's 1991 Stock Option Plan. The exercise price per share of each director option is equal to 100% of the fair market value of a share of Common Stock as of the grant date of such option. With the exception of the option for Mr. Cupp, the options vest as to 25% of the total option each year with the first 25% vesting on the anniversary date of the option grant. Mr. Cupp's stock option vests as to 20% of the total option each year, with the first 20% vesting as of the date of grant on July 15, 1993.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Report of the Compensation Committee of the Board of Directors to shareholders shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE CHARTER

     The Compensation Committee (the "Committee") of the Board of Directors for the Company reviews policies and procedures established by the Company and the banks which cover employee and director compensation and benefit programs, with emphasis on senior level officers. The Compensation Committee has functional accountability to the Board to assess and assure the banks' consistency in their compensation policies and procedures and with competitive market practice. The Committee will also review compliance with all Federal and State employment and labor regulations. The Committee will meet on call by the Chairperson of the Committee, and not less than quarterly during the calendar year.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision and direction of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of its shareholders with those of its officers and employees.

     The Compensation Committee establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels of the Chief Executive Officer ("CEO") and administers the Incentive Bonus Plan and the Salary Continuation Plan. The 401(k)/Employee Stock Ownership Plan ("ESOP") is administered by an administrative committee appointed by the Company's Board of Directors.

     Both the Company's short-term and long-term incentive compensation plans are constructed on foundations with direct, explicit links to Company performance and the value received by shareholders.

     The Compensation Committee believes that the compensation of its managing officers should be heavily influenced by Company performance. A major element of the compensation package is the Incentive Bonus Plan, which ties bonus payments to officers with Company performance. Therefore, any payments made under the Incentive Bonus Plan are conditioned on meeting certain goals relative to return on equity.

     Each year the Compensation Committee evaluates the overall performance of the Company and determines the maximum potential incentive award to be distributed to the bonus pool. The Compensation Committee then reviews the CEO's contribution to Company performance and provides the Board of Directors with its recommendation on the amount of incentive award to be distributed to him. The CEO assesses the performance of the other officers of the Company and its subsidiaries and the contribution each has made to the Company's performance in the prior year. He then recommends to the Board of Directors the amount of incentive award distributable, if any to each officer. There were no distributions pursuant to the Incentive Bonus Plan made in 1995 based on the Company's performance for the year ended 1994, nor were any distributions made in 1994 and 1993 based on the Company's performance in 1993 and 1992.

     The Company currently has no policy on qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which in part, limits the deductability of compensation paid by a public company to certain executives to $1,000,000 each for a tax year.

COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Compensation Committee adheres to its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. The Company's compensation programs reflect the following key themes:

     -- Compensation should be meaningfully related to the value created for shareholders.

     -- Compensation programs should support the short- and long-term strategic goals and objectives of the Company

     -- Compensation programs should reflect and promote the Company's values and reward individuals for significant contributions to the Company's success.

     -- Short- and long-term compensation play a critical role in attracting and retaining well-qualified employees.

     -- While compensation opportunities should be based on individual contribution, the actual amounts earned under incentive-based compensation programs should be dictated solely by how the Company performs.

PAY MIX AND MEASUREMENT

     The Company's compensation programs are based on three components, each of which is intended to serve the overall compensation philosophy.

     Base Salary. Base salary is targeted at the competitive median for comparably sized, California-headquartered banks and bank holding companies. For the purposes of establishing these levels, the Company compares itself to a selected group of institutions whose compensation packages are reported in a variety of compensation surveys. These include the California State Banking Department, the Bank Administration Institute and the California Bankers' Association as well as a number of other independent surveys.

     Annual Incentives. Annual incentives for officers are intended to reflect the Company's belief that management's contribution to shareholders' return is centered in both increased earnings and the development and maintenance of an asset portfolio characterized by its overall quality and stability.
Accordingly, distributions from earnings, pursuant to the Incentive Bonus Plan, to the incentive bonus pool are made only in those years when superior profitability is demonstrated. Individual awards from the pool are based on the CEO's assessment of such individual's overall contribution in his or her position to the Company's profitability in the preceding year.

     Long-Term Incentives. Long-term incentives are provided through the grant of stock options to certain employees of the Company and its subsidiaries. Stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate employees to improve the Company's long-term stock market performance as the options will have value only if the market price of the underlying stock appreciates. The Committee does consider the number of executive officers' previously granted options when determining the number of options to be granted. In 1994, stock options were granted to the following executives:


            Name                                                   Amount
            ----------------------                                 ------

            Kathleen L. Kellogg                                    15,000
            Carl Raggio                                            10,000


COMPENSATION OF EXECUTIVE OFFICERS

     The salary of the CEO is reviewed by the Committee on an annual basis and may be changed at that time based on: (1) the Committee's assessment and evaluation of the CEO's contribution to the Company; and (2) changes in median competitive pay levels.

     Mr. Cupp joined the Company in July, 1993 and his first annual review took place in July, 1994. His base salary was determined principally on the terms of his Employment Agreement and was set at $167,500 for 1994. In evaluating Mr. Cupp's performance in July, 1994, the Compensation Committee considered (1) the economy, both state-wide and in the specific markets served by the Company's subsidiary banks, (2) the overall quality of the subsidiaries loan portfolios (as measured by the percent of nonperforming loans in each portfolio); (3) the effect and extent of the Company's efforts at cost containment measures effected through a number of expense reduction programs, (4) the Company's overall growth as measured by total assets and the increase in total deposits and total loans of each subsidiary, and (5) new programs, products and operating divisions introduced during the previous year.

     In evaluating each of the above areas, the Committee also subjectively considered the CEO's consistent commitment to the long-term success of the Company through development of new products, improved market share, increased return on shareholders' equity and improvement in the Company's financial condition.

     Mr. Cupp is responsible for recommending the base salary of other executive officers of the Company, as well as recommending the amount of bonus, if any, each officer is entitled to receive.


Dated:  March 15, 1995                      THE COMPENSATION COMMITTEE

                                            Zella A. Rushing, Chairperson
                                            James B. Hussey, Member
                                            Ralph R. Bennett, Member
                                            Raymond Swift, Member



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1994, Mr. James B. Hussey, the Company's Chairman of the Board served as a member of the Compensation Committee whose other members were Zella A. Rushing and Ralph R. Bennett. There are no Compensation Committee interlocks between the Company and other entities involving Company executive officers and Company board members other than as described below.

     Frontier uses Speedy Express Service for messenger services for itself and its customers. Mr. James B. Hussey, the Company's Chairman of the Board owns Great American Trading Co. Inc., the parent of Speedy Express Service. The amount payable by Frontier to Speedy Express Service is dependent on the number of customers served, number of messenger trips and extra messenger services provided. The cost per month of the messenger service has been about $4,300. Frontier started using Speedy Express Service in October, 1992. Management of Frontier believes the terms of the messenger services provided by Speedy Express Service are no less favorable to Frontier than could have been obtained from unaffiliated parties.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the Company's cumulative total shareholder return on Common Stock with the return of the Nasdaq Composite Index and a peer group constructed by the Company. The graph assumes $100 invested on December 31, 1989 with all dividends fully reinvested. The peer group is the same as last year's peer group, except that Commerce Bancorp and University National Bank and Trust have been removed from the peer group because such companies no longer exist.


     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    AMONG VENTURA COUNTY NATIONAL BANCORP,
                   PEER GROUP AND NASDAQ STOCK MARKET - US

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           VENTURA COUNTY                    NASDAQ
(Fiscal Year Covered)        NATIONAL BANCORP    Peer Group    STOCK MARKET - US
- -------------------          ----------------    ----------    -----------------
Measurement Pt-  12/89       $100                $100          $100
FYE   12/90                  $ 76                $ 85          $ 61
FYE   12/91                  $ 47                $136          $ 44
FYE   12/92                  $ 52                $159          $ 47
FYE   12/93                  $ 29                $181          $ 53
FYE   12/94                  $ 31                $177          $ 57

The peer group is weighted according to the stock market capitalization for the following stocks: CU Bancorp, California State Bank, Civic Bancorp, National Mercantile Bancorp, Riverside National Bank, Sierra Tahoe Bancorp, Sunrise Bancorp and Transworld Bancorp. The value of $100 invested on December 31, 1989 for the five year period ending on December 31, 1994, with all dividends fully reinvested, was $177.00, $57.00 and $31.00 for the Nasdaq Composite Index, the peer group and the Company respectively.


                             CERTAIN TRANSACTIONS

     Some of the Company's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with, Ventura and/or Frontier in the ordinary course of Ventura's and Frontier's business, and Ventura and Frontier expect to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

     Ventura leases the premises for its Ventura Service Center from T&H Enterprises, a partnership of which Mr. Hartman, a director of the Company is the managing partner. The lease for such premises was entered into in April 1986 a term of 10 years. The current monthly rental is approximately $5,000 and is subject to annual adjustment based on the consumer price index. Management of Ventura believes that the terms of the least are no less favorable to Ventura than could have been obtained from unaffiliated parties.

     For a discussion of certain relationships between the Company and Mr. James Hussey, a director of the Company, see "Compensation Committee Interlocks and Insider Participation."

     The Company has proposed to commence a Rights Offering to its existing shareholders in the second quarter of 1995. All of the Bank's existing shareholders, including the Bank's directors and executive officers, will have the right to participate in the Rights Offering to the same extent as any other shareholder. Furthermore, existing shareholders, including the Bank's directors and executive officers, will have the right to subscribe for additional shares of the Bank's Common Stock if some existing shareholders do not choose to participate in the Rights Offering.

                            INDEPENDENT ACCOUNTANTS

     The firm of Deloitte & Touche served as independent public accountants for the Company, Ventura and Frontier through the year 1994. The Company is currently in the process of selecting an audit firm to serve as the independent public accountants for the Company in 1995. All services rendered by Deloitte & Touche were approved by the Company's board of directors, which has determine the firm of Deloitte & Touche to be independent. It is expected that one or more representatives of Deloitte and Touche will be present at the Meeting and will be given the opportunity to make a statement, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 1996 Annual Meeting of Shareholders is December 5, 1995. Such proposals must be in a form that complies with the Company's bylaws and applicable regulations.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the meeting, other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters and discretionary authority to do so is included in the Proxy.

                                            VENTURA COUNTY NATIONAL BANCORP



                                            Nancy Jackson, Secretary
Dated:  April 6, 1995

     The Annual Report to Shareholders which contains the consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche for the fiscal year ended December 31, 1994 is being mailed concurrently with this Proxy Statement to all shareholders as of the Record Date.

     A COPY OF THE COMPANY'S 1994 ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO MS. NANCY JACKSON, CORPORATE SECRETARY, VENTURA COUNTY NATIONAL BANCORP, 500 ESPLANADE DRIVE, OXNARD, CALIFORNIA 93030

REVOCABLE PROXY                                                  REVOCABLE PROXY
                        VENTURA COUNTY NATIONAL BANCORP
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 3, 1995
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned stockholder(s) of Ventura County National Bancorp (the "Company") hereby nominates, constitutes and appoints Nancy Jackson and Simone Lagomarsino, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at The Radisson Suite Hotel at River Ridge, 2101 W. Vineyard, Oxnard, California on Wednesday, May 3, 1995 at 6:00 p.m., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1. ELECTION OF DIRECTORS.
    FOR all nominees listed below               WITHHOLD AUTHORITY
    (except as marked to the                    to vote for all nominees
     contrary below)   [_]                      listed below [_]

Nominee and the year their term expires:
     Michael Antin--1998     James M. Davis--1998     Raymond E. Swift--1998

  (Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below)

2. OTHER BUSINESS. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the Meeting and any and all adjournment or adjournments thereof.

                  FOR [_]       AGAINST [_]       ABSTAIN [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.
                      PLEASE SIGN AND DATE ON REVERSE SIDE




  The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the Proxy Statement accompanying said notice.

Date:_________________________
                                             ----------------------------------
                                                     (Number of Shares)

                                             ----------------------------------
                                               (Name of Stockholder, Printed)

                                             ----------------------------------
                                                 (Signature of Stockholder)

                                             ----------------------------------
                                               (Name of Stockholder, Printed)

                                             ----------------------------------
                                                 (Signature of Stockholder)

                                             (Please date this Proxy and sign
                                             your name as it appears on your
                                             stock certificate(s). Executors,
                                             administrators, trustees, etc.,
                                             should give their full titles.
                                             All joint owners should sign.)

                                             I (We) do [_] do not [_] expect
                                             to attend the Meeting.

  THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNLESS AUTHORITY TO DO SO IS WITHHELD FOR ALL NOMINEES OR FOR ANY INDIVIDUAL NOMINEES. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.